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                                                                      EXHIBIT 17

                                 FORM OF PROXY


            [Logo]                                   YOUR VOTE IS IMPORTANT!
           [Address]
                                                        VOTE TODAY BY MAIL,
                                                TOUCH-TONE PHONE OR THE INTERNET
                                                CALL TOLL FREE 1-XXX-XXX-XXXX OR
                                                LOG ON TO WWW.PROXYWEB.COM/XXXXX

*** CONTROL NUMBER: xxx xxx xxx xxx xx ***       Please fold and detach card at
                                                   perforation before mailing.

                    KEMPER INTERMEDIATE MUNICIPAL BOND FUND
                    Kemper National Tax-Free Income Series
                           222 South Riverside Plaza
                            Chicago, Illinois 60606
                                  (800) [   ]
                 PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS
                          4:00 p.m., on May 24, 2001

     The undersigned hereby appoints __________, ____________ and ____________, and each of them, the proxies of the undersigned, with the power of substitution to each of them, to vote all shares of Kemper Intermediate Municipal Bond Fund (the "Fund") which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Fund to be held at the offices of Scudder Kemper Investments, Inc., 13th Floor, Two International Place, Boston, MA 02110-4103, on May 24, 2001 at 4:00 p.m., Eastern time, and at any adjournments thereof.

                                         PLEASE SIGN AND RETURN PROMPTLY
                                         IN THE ENCLOSED ENVELOPE.  NO
                                         POSTAGE IS REQUIRED.

                                         Dated _________________________, 2001

                                         Please sign exactly as your name or
                                         names appear. When signing as an
                                         attorney, executor, administrator,
                                         trustee or guardian, please give your
                                         full title as such.

                                         --------------------------------------
           [Name]
           [Address]
                                         --------------------------------------
                                            Signature(s) of Shareholder(s)

            [Logo]                               YOUR VOTE IS IMPORTANT!
           [Address]
                                                   VOTE TODAY BY MAIL,
                                            TOUCH-TONE PHONE OR THE INTERNET
                                            CALL TOLL FREE 1-xxx-xxx-xxxx OR
                                            LOG ON TO WWW.PROXYWEB.COM/xxxxx

          Please fold and detach card at perforation before mailing.

     All properly executed proxies will be voted as directed. If no instructions are indicated on a properly executed proxy, the proxy will be voted FOR approval of the proposals.

THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF KEMPER INTERMEDIATE MUNICIPAL BOND FUND. THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THE PROPOSALS.
                                                             ---

                  Please vote by filling in the boxes below.

                                                                                  FOR        AGAINST          ABSTAIN
PROPOSAL 1
----------
To elect Trustees of the Trust.                                                   [_]          [_]              [_]

NOMINEES:
(01) John W. Ballantine, (02) Lewis A. Burnham, (03) Linda C. Coughlin, (04)
Donald L. Dunaway, (05) James R. Edgar, (06) William F. Glavin, (07)
Robert B. Hoffman, (08) Shirley D. Peterson, (09) Fred B. Renwick, (10)
William P. Sommers, (11) John G. Weithers.

INSTRUCTION: To withhold authority to vote for any individual nominee, write the name(s) on the line immediately below.

----------------------------------------------------------------------------

PROPOSAL 2
----------

To  approve  an  Agreement  and Plan of  Reorganization  for the Fund (the        [_]          [_]              [_]
"Plan").  Under the Plan, (i) all or  substantially  all of the assets and all of the  liabilities of the Fund would be transferred to Scudder Medium
Term Tax Free  Fund,  (ii)  each  shareholder  of the Fund  would  receive shares of Scudder  Medium Term Tax Free Fund of a  corresponding  class to those held by the  shareholder in the Fund in an amount equal to the value of  their  holdings  in the  Fund,  and  (iii)  the  Fund  would  then  be terminated.

PROPOSAL 3
----------
To ratify the selection of Ernst & Young LLP as the independent auditors          [_]          [_]              [_]
for the Fund for the Fund's current fiscal year.

The proxies are authorized to vote in their discretion on any other business which may properly come before the meeting and any adjournments thereof.


                          PLEASE SIGN ON REVERSE SIDE